Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                    January 2003
Distribution Date:                                    February, 15 2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  87,000,000.00   5.386%    10/15/2004   35242RAG9
      ii.    Class A-2 Notes  52,081,000.00   5.857%    07/15/2008   35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                   347,718.00
      ii.  Spread Account Floor Amount          2,086,306.00
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,196      23,427,946.48       10.64%           67.05              36.68               30.37
      ii.    Non-Prime Loans          2,260      28,420,573.94       13.93%           68.13              40.22               27.91
      iii.   Sub-Prime Loans             73         933,369.31       16.60%           68.59              39.67               28.92
      iv.    Total Loans              4,529      52,781,889.73       12.52%           67.66              38.64               29.02

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                 700,889.73           0.00
      ii.    Class A-2 Notes              52,081,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,029,461.76
      ii.    Payment Provider Commitment                   695,435.27

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Additional Servicing Fee Shortfall              2,438.55


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           90,740.95   60,705.84      39,858.77    82,180.53   113,733.40              48,417.91
      ii.    Non-Prime Loans      701,718.53  340,610.95     176,437.89    60,483.99   170,374.69             176,123.50
      iii.   Sub-Prime Loans       19,137.92   30,682.73           0.00    17,271.74         0.00               7,618.77
      iv.    Total Loans          811,597.40  431,999.52     216,296.66   159,936.26   284,108.09             232,160.18

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               9           4              4           6                   10                    3
      ii.    Non-Prime Loans          56          23             12           6                   11                   15
      iii.   Sub-Prime Loans           1           2              0           1                    0                    1
      iv.    Total Loans              66          29             16          13                   21                   19

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.39%        0.26%          0.17%      0.35%               0.49%                   0.21%
      ii.    Non-Prime Loans        2.47%        1.20%          0.62%      0.21%               0.60%                   0.62%
      iii.   Sub-Prime Loans        2.05%        3.29%          0.00%      1.85%               0.00%                   0.82%
      iv.    Total Loans            1.54%        0.82%          0.41%      0.30%               0.54%                   0.44%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.41%        0.18%          0.18%      0.27%               0.46%                   0.14%
      ii.    Non-Prime Loans        2.48%        1.02%          0.53%      0.27%               0.49%                   0.66%
      iii.   Sub-Prime Loans        1.37%        2.74%          0.00%      1.37%               0.00%                   1.37%
      iv.    Total Loans            1.46%        0.64%          0.35%      0.29%               0.46%                   0.42%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans             2,124       22,197,805.00       10.65%           67.17               35.84              31.33
      ii.    Non-Prime Loans         2,195       27,147,463.38       13.94%           68.17               39.35              28.82
      iii.   Sub-Prime Loans            71          896,384.09       16.50%           68.54               38.63              29.91
      iv.    Total Loans             4,390       50,241,652.47       12.53%           67.73               37.78              29.95

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         167,638.61     54,163.17           0.00    54,640.88    40,567.09             118,739.39
      ii.    Non-Prime Loans     504,060.92    178,417.59     307,120.06    99,954.68   296,278.86             131,770.76
      iii.   Sub-Prime Loans      50,872.56          0.00           0.00    17,271.74         0.00                   0.00
      iv.    Total Loans         722,572.09    232,580.76     307,120.06   171,867.30   336,845.95             250,510.15

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              16          4               0            4              3                        10
      ii.    Non-Prime Loans          38         15              20            8             19                         9
      iii.   Sub-Prime Loans           4          0               0            1              0                         0
      iv.    Total Loans              58         19              20           13             22                        19

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.76%       0.24%          0.00%          0.25%          0.18%                    0.53%
      ii.    Non-Prime Loans        1.86%       0.66%          1.13%          0.37%          1.09%                    0.49%
      iii.   Sub-Prime Loans        5.68%       0.00%          0.00%          1.93%          0.00%                    0.00%
      iv.    Total Loans            1.44%       0.46%          0.61%          0.34%          0.67%                    0.50%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.75%       0.19%          0.00%          0.19%          0.14%                    0.47%
      ii.    Non-Prime Loans        1.73%       0.68%          0.91%          0.36%          0.87%                    0.41%
      iii.   Sub-Prime Loans        5.63%       0.00%          0.00%          1.41%          0.00%                    0.00%
      iv.    Total Loans            1.32%       0.43%          0.46%          0.30%          0.50%                    0.43%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           686,735.03
             b.  Principal Collections                        2,289,727.11

      ii.    Net Liquidation Proceeds                            68,324.98
      iii.   Post Disposition Recoveries                         12,712.88
      iv.    Rebates of Capitalized Insurance Premiums                0.00
      v.     Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                         686,735.03
      ii.    Total Principal Collections                      2,358,052.09
      iii.   Collected Funds                                  3,044,787.12
      iv.    Reinvestment Income Collected in Spread Account      1,711.70

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                          52,781,889.73
      ii.    Principal Collections                            2,358,052.09
      iii.   Realized and Cram-Down Losses                      182,185.17
      iv.    Month End Pool Balance                          50,241,652.47

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        19,523.29
             b.  Non-prime Receivables @ 1.50%                   35,525.72
             c.  Sub-prime Receivables @ 2.00%                    1,555.62
             d.  Total Servicing Fee                             56,604.62
             e.  Total Receivables @ 1.25%                       54,981.14

      ii.    Base Servicing Fee (less of id. and ie.)            54,981.14
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,623.49
      v.     Previous Additional Servicing Fee Shortfall          2,438.55
      vi.    Total Additional Servicing Fee                       4,062.04
      vii.   Supplemental Servicing Fee                          33,896.03
      viii.  Total Supplemental Servicing Fee                    33,896.03

   B.  Surety Fee
      i.     Surety Fee Rate                                          0.165%
      ii.    Base Surety Fee Due                                  7,257.51
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                 7,257.51

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30          3,145.83      0.00            0.00              3,145.83
      ii.    Class A-2 Notes        5.86%         30        254,198.68      0.00            0.00            254,198.68
      iii.   Total                  5.85%         30        257,344.51      0.00            0.00            257,344.51

   D.  Bond Principal

      i.     Beginning Note Balance                          52,781,889.73
      ii.    Current Pool Balance                            50,241,652.47
      iii.   Principal Distributable Amount                   2,540,237.26

   E.  Total Required Distributions                           2,859,820.42
   F.  Total Available Funds                                  3,057,500.00
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       2,031,173.46
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                              695,435.27
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 3,057,500.00

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 3,057,500.00

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   54,981.14          54,981.14                0.00       3,002,518.86
   C.  Surety Fee                                       7,257.51           7,257.51                0.00       2,995,261.35
   D.  Note Interest                                  257,344.51         257,344.51                0.00       2,737,916.84
   E.  Principal Distributable Amount               2,540,237.26       2,540,237.26                0.00         197,679.58
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00         197,679.58
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00         197,679.58
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00         197,679.58
   I.  Reserve Deposit                              2,297,556.52         197,679.58        2,099,876.94               0.00
   J.  Payment of Additional Servicing Fee              4,062.04               0.00            4,062.04               0.00
   K.  Deposit to Certificate Distribution Acct.            0.00               0.00                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes          700,889.73       700,889.73              0.00      3,145.83        3,145.83             0.00
   B.  Class A-2 Notes       52,081,000.00     1,839,347.53     50,241,652.47    254,198.68      254,198.68             0.00
   C.  Total                 52,781,889.73     2,540,237.26     50,241,652.47    257,344.51      257,344.51             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  4.66%
      ii.    Previous Month                                -1.11%
      iii.   Second Previous Month                          0.18%
      iv.    Three-Month Average                            1.18%
      v.     Previous Three Month Average                   0.76%
      vi.    Second Previous Three Month Average            2.59%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                               YES
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount         2,781,741.08
      iii.   Spread Account Maximum Amount           5,024,165.25
      iv.    Spread Account Required Amount          4,328,729.98

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00           0.00       2,031,173.46     695,435.27
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00           0.00       2,031,173.46     695,435.27
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00           0.00       2,031,173.46     695,435.27
      iv.    Deposit to Spread Account from Waterfall                  197,679.58           0.00       2,228,853.04     695,435.27
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00           0.00       2,228,853.04     695,435.27
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00           0.00       2,228,853.04     695,435.27
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00           0.00       2,228,853.04     695,435.27
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00           0.00       2,228,853.04     695,435.27
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00           0.00       2,228,853.04     695,435.27

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.25%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   70
   M.  Balance of Loans Extended During the Current


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans       1,443,735.70         118,739.39       659,634.80     90,406.16        1.5469%
   ii.    Non-Prime Loans   4,087,924.72         131,770.76     2,299,112.98     79,669.46        1.4747%
   iii.   Sub-Prime Loans     311,859.37               0.00       164,209.56       -603.33        1.2874%
   iv.    Total Loans       5,843,519.79         250,510.15     3,122,957.34    169,472.29        1.5099%







/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President